Exhibit 10.4

PUT/CALL OPTION AGREEMENT

THIS PUT/CALL OPTION AGREEMENT (this “Agreement”) is entered into as of June 11, 2013, by and between Adam Robinson (the “Holder”) and the individual grantors set forth on the signature page to this Agreement (the “Grantors”).

RECITALS

A. WHEREAS, the Holder and Authentidate Holding Corp. (the “Company”) have entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof (the “Effective Date”);

B. WHEREAS, pursuant to the Purchase Agreement, the Holder purchased (i) 75,000 shares of the Company’s Series D Convertible Preferred Stock (“Series D Shares”) and (ii) 750,000 of the Company’s Common Stock Purchase Warrants (the “New Warrants”);

C. WHEREAS, in order to induce the Holder to enter into the Purchase Agreement, in each case on the terms and conditions of this Agreement, (a) the Grantors hereby desire to grant to the Holder the right to sell to the Grantors (i) an aggregate of 35,000 Series D Shares (the “Option Shares”) and (ii) an aggregate of 350,000 New Warrants (the “Option Warrants” and together with the Option Shares, the “Option Securities”) and (b) the Holder hereby desires to grant to the Grantors the option to purchase from the Holder the Option Securities.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

AGREEMENT

Section 1.	GRANT OF PUT OPTION

1.1 Grant of Put Option. Grantors hereby grant to Holder an option to sell to Grantors (the “Put Option”), and upon exercise, Grantors shall have the obligation to purchase from Holder all, but not less than all, of Holder’s ownership interest in the Option Securities for an aggregate purchase price of $350,000, subject to such other terms and conditions set forth herein. Each Grantor is obligated, on the exercise by the Holder of the Put Option, to purchase from the Holder half of the Option Securities, for an amount equal to $175,000. Each Grantor’s obligations hereunder are several and not joint.

1.2 Exercise of Put Option; Closing.

(a) Holder may exercise the Put Option with regard to the Option Securities by giving written notice thereof to Grantors (the “Put Option Exercise Notice”) at any time during the period commencing on October 15, 2013 and ending at 5:00 p.m. (New York Time) on November 15, 2013 (“Put Option Period”). The Put Option Exercise Notice shall set forth the date of the closing (the “Put Option Closing”) of the exercise of the Put Option (the “Put Option Closing Date”), which date shall occur at least ten (10) business days from the date the Holder delivers the Put Option Exercise Notice to Grantors, or such other date as is mutually agreed upon in writing between the Holder and Grantors.

(b) Upon the terms and conditions herein set forth, at the Put Option Closing, Holder shall convey, sell, transfer, assign and deliver all of its rights, title and interest in and to half of the Option Securities to each Grantor, free of all liens, charges, encumbrances or restrictions of any kind or nature, and each Grantor shall purchase half of the Option Securities from Holder, in accordance with the terms of this Agreement. At the Put Option Closing, (i) each Grantor shall make payment of $175,000 to the Holder in immediately available U.S. funds, delivered to the account designated therefor by the Holder and (ii) Holder shall deliver to each Grantor the certificate or certificates representing half of the Option Securities, duly executed for transfer, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require) transferring such Option Securities to each such Grantor. From and after the Put Option Closing, all rights of the Holder with respect to the Option Securities shall cease, and each Grantor shall legally and beneficially own half of such Option Securities.

Section 2.	CALL OPTION

2.1 The Call Option. In the event that Holder has not exercised the Put Option prior to the expiration of the Put Option Period, Grantors shall have the right and option, but not the obligation, (the “Call Option”) to purchase all, but not less than all, of the Option Securities during the period commencing at 5:01 p.m. (New York Time) on the last day of the Put Option Period and expiring at 5:00 p.m. (New York Time) on December 15, 2013 (the “Call Period”). To exercise the Call Option, the Grantors must both agree to exercise the Call Option. Upon exercise of the Call Option, each Grantor shall be obligated to purchase half of the Option Securities for an amount equal to $175,000. Each Grantor’s obligations hereunder are several and not joint. For the avoidance of doubt, the Call Option is not exercisable, and Grantors shall have no right to exercise the Call Option if either one of the Grantors failed to make the payment of $175,000 at a scheduled Put Option Closing following receipt of a Put Option Exercise Notice of Holder’s election to exercise the Put Option.

2.2 Exercise of Call Option; Closing.

(a) Grantors may exercise the Call Option with regard to the Option Securities by giving written notice thereof to Holder (the “Call Option Exercise Notice”) at any time during the Call Period. The Call Option Exercise Notice shall set forth the date of the closing (the “Call Option Closing”) of the exercise of the Call Option (the “Call Option Closing Date”), which date shall occur at least ten (10) business days from the date the Grantors deliver the Call Option Exercise Notice to Holders, or such other date as is mutually agreed upon in writing between the Holder and Grantors. Each of the Call Option Closing Date and the Put Option Closing Date is referred to herein as the “Closing Date”. If the Call Option is exercised, Holder shall be obligated to sell, and each Grantor shall be obligated to purchase, half of the Option Securities on the following terms and conditions.

(b) Upon the terms and conditions herein set forth, at the Call Option Closing, Holder shall convey, sell, transfer, assign and deliver all of its rights, title and interest in and to half of the Option Securities to each Grantor, free of all liens, charges, encumbrances or restrictions of any kind or nature, and each Grantor shall purchase half of the Option Securities from Holder, in accordance with the terms of this Agreement. At the Call Option Closing, (i) each Grantor shall make payment of $175,000 to the Holder in immediately available U.S. funds, delivered to the account designated therefor by the Holder and (ii) Holder shall deliver to each Grantor the certificate or certificates representing half of the Option Securities, duly executed for transfer, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require) transferring such Option Securities to each such Grantor. From and after the Call Option Closing Date, all rights of the Holder with respect to the Option Securities shall cease, and each Grantor shall legally and beneficially own half of such Option Securities.

Section 3.	HOLDER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations and Warranties. Holder hereby represents and warrants to Grantors that the statements contained in this Section 3 are correct and complete as of the Effective Date, and will be correct and complete as of the Closing Date:

(a) Power and Authority. Holder has full power and authority to enter into and perform its obligations hereunder and to consummate the transactions herein in accordance with the terms, provisions and conditions hereof. Holder has authorized the execution, delivery and performance of this Agreement and the transaction contemplated by this Agreement.

(b) No Violations. Neither the execution nor the delivery of this Agreement and the consummation of the transactions contemplated hereby, by Holder, will (A) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Holder is a party or by which any of the Option Securities are subject or (B) violate any applicable law, statute, treaty, rule, regulation, permit, order, code, judgment, decree, injunction or writ issued by any court of governmental authority to which Holder or the Option Securities are subject.

(c) Valid, Binding and Enforceable Obligation. This Agreement has been duly and validly executed by Holder, and, assuming due authorization, execution and delivery of this Agreement by Grantors, constitutes a valid, binding, and enforceable obligation, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(d) Additional Consents. No filing, registration, qualification, notice, consent, approval or authorization to, with or from any individual, corporation, partnership, trust, limited liability company or other entity is necessary in connection with the execution and delivery of this Agreement, or the consummation by Holder of the transactions contemplated hereby.

(e) Ownership of the Option Securities. Upon the closing of the transactions contemplated by the Purchase Agreement, Holder shall be the sole record and beneficial owner of the Option Securities, free and clear of any lien, security interest, claim or other encumbrance (other than pursuant to the Securities Act of 1933, as amended) and at the closing of either the Put Option or Call Option, as the case may be, Holder shall transfer and deliver to the Grantors good and valid title to such Option Securities free and clear of any lien, security interest, claim or other encumbrance and Grantors shall acquire clean title to the Option Securities. Holder has not granted any option or other right to acquire the Option Securities, except as provided herein.

(f) Knowledge and Information. Holder agrees and acknowledges that the Grantors are, or may be, in possession of material, nonpublic information concerning the Company that is not known to Holder and that neither the Company nor the Grantors has disclosed to Holder. Holder is voluntarily assuming all risks associated with the transactions contemplated by this Agreement and expressly warrants and represents that, except as expressly set forth herein, neither the Company nor any Grantor has made, and Holder disclaims the existence of or its reliance on, any representation by the Company or the Grantors concerning the Company.

3.2 Restriction on Transferability.

(a) Holder hereby agrees that at all times during the period commencing with the execution and delivery of this Agreement and, if the Grantors have not exercised the Call Option by such time, expiring at 5:01 p.m. on the Termination Date (as defined below), the Holder shall not, except (i) as set forth in this Agreement, and (ii) as the result of the death of such Holder, Transfer any of the Option Securities owned by such Holder, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto. As used herein, the term “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As used herein, the term “Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership.

(b) Holder understands and agrees that if such Holder attempts to Transfer any of the Option Securities owned by such Holder other than in compliance with this Agreement, the Company shall not, and each Holder hereby unconditionally and irrevocably instructs the Company not to, (i) permit any such Transfer on its books and records or (ii) issue a new certificate representing any of the Option Securities owned by such Holder.

(c) The Holder agrees that each of the certificates representing the Option Securities shall bear a legend substantially as follows, as applicable:

“The securities represented by this certificate are subject to certain restrictions on transferability set forth in that certain Agreement dated as of June , 2013, as may be amended or modified from time to time. A copy of the Agreement is available for inspection at the offices of the Company.”

Section 4.	GRANTOR REPRESENTATIONS AND WARRANTIES

4.1 Each Grantor, severally and not jointly, represents and warrants to Holder with respect only to itself, that the statements in this Section 4 are correct and complete as of the date hereof, and will be correct and complete on the Closing Date.

(a) Power and Authority. Each Grantor has full power and authority to enter into and perform its obligations hereunder and to consummate the transactions herein contemplated in accordance with the terms, provisions and conditions hereof. Each Grantor has duly and validly authorized the execution, delivery and performance of this Agreement and the transaction contemplated by this Agreement.

(b) Valid, Binding and Enforceable Obligations. This Agreement has been duly and validly executed by each Grantor and, assuming due authorization, execution and delivery of this Agreement by the Holder, constitutes a valid, binding and enforceable obligation, enforceable against Grantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(c) No Violations. Neither the execution or delivery by each Grantor of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which each Grantor is a party or by which it or any of its assets is subject or (B) violate any applicable law, statute, treaty, rule, regulation, permit, order, code, judgment, decree, injunction or writ issued by any court of governmental authority to which each Grantor is subject.

(d) Additional Consents. No filing, registration, qualification, notice, consent, approval or authorization to, with or from any individual, corporation, partnership, trust, limited liability company or other entity is necessary in connection with the execution and delivery of this Agreement, or the consummation by each Grantor of the transactions contemplated hereby.

(e) Investment Representations. Each Grantor acknowledges that he has full knowledge of the business, affairs and prospects of the Company. Each Grantor is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Each Grantor is acquiring the Option Securities for his own investment purposes, with no intention of distributing or reselling any of the Option Securities or any interest therein.

Section 5.	MISCELLANEOUS

5.1 Effectiveness of Agreement; Termination of Rights. The Grantors and Holder hereby agree that this Agreement, and all rights granted hereunder, shall only become effective and binding on the parties upon the Effective Date of the Purchase Agreement. Notwithstanding anything to the contrary contained herein, the Put Option and Call Option rights granted herein shall expire and be of no force or effect, and this Agreement shall terminate upon the first to occur, if any, of the following: (i) the mutual consent of the parties given at any time prior to October 15, 2013; (ii) in the event the closing, as contemplated under the Purchase Agreement, does not occur on or before June 30, 2013, or (iii) upon the expiration of the Call Period if the Grantors have not exercised the Call Option by such time (the first to occur, if any, of the foregoing events may be referred to as the “Termination Date”).

5.2 Governing Law and Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Supreme Court of New York for the County of New York or the United States District Court for the Southern District of New York. Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be affected in the manner provided for delivery of notices set forth above.

5.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

5.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.5 Survival of Obligations; Severability. The rights and obligations of the parties shall survive the execution of this Agreement and the transfer of the Option Securities to Grantors and payment by Grantors therefor. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.6 Amendment and Waiver. This Agreement may not be changed or modified or terminated unless by written agreement or other written instrument duly executed by all parties. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver of any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a United States recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

5.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document. Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

5.10 Transfer Taxes. All excise, transfer, stamp, documentary, filing, recordation and other similar taxes which may be imposed or assessed as the result of any payment related to the transfer of the Option Securities hereunder, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Grantors.

5.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, with respect to the same subject matter.

5.12 Own Counsel. Each party to this Agreement has obtained the advice of its own legal counsel with respect to this Agreement and the transactions contemplated hereby. Becker & Poliakoff, LLP represents the Company and does not represent either the Holder or the Grantors.

5.13 No Reliance. In executing this Agreement, the parties have not relied and do not rely on any statements, inducements, promises, or representations made by the other party or their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement, other than as expressly set forth herein. Each party acknowledges that it has freely executed this Agreement after independent investigation, with the advice of independent counsel and without fraud, duress or undue influence, and that it understands its content.

5.14 Due Execution. Each party represents and warrants that it has full right, power, and authority to enter into this Agreement, and to perform its obligations and duties under this Agreement.

5.15 Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. For purposes of construction, this Agreement shall be deemed to have been drafted by all the parties, and no ambiguity shall be resolved against any party by virtue of his or her participation in the drafting of this agreement.

[signatures on following page]

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

HOLDER:	Adam Robinson

Name:	Adam Robinson

Address for Notices:

93 Leonard Street, Apt. 6

New York, N.Y. 10013

GRANTOR:	O’Connell Benjamin

Name:	O’Connell Benjamin

Purchase Obligation: Half of the Options Securities, for a price of $175,000.00

Address for Notices:

300 Connell Drive, 5th Floor

Berkeley Heights, N.J. 07922

GRANTOR:	J. David Luce

Name:	J. David Luce

Purchase Obligation: Half of the Options Securities, for a price of $175,000.00

Address for Notices:

3144 Casseekey Island Road

Jupiter, Florida 33477